                                                      EXHIBIT 5.1

                           [LETTERHEAD OF GRAY CARY]


                                                4365 Executive Drive, Suite 1600
                                                        San Diego, CA 92121-2189
                                                                WWW.GRAYCARY.COM
                                                                 O] 858-677-1400
                                                                 F] 858-677-1477


December 27, 2000

Invitrogen Corporation, Inc.
1600 Faraday Avenue
Carlsbad, California 92008


Ladies and Gentlemen:

         As counsel to Invitrogen Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), relating to the registration of an aggregate of 1,500,000 shares of common stock par, value $0.01 per share, owned by certain selling stockholders of the Company (the "Selling Stockholders") named in
Schedule 1 to this opinion (the "Stock").

         As such counsel and in connection with the opinion expressed below, we have examined a copy of the originals, or copies identified to our satisfaction, of all such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

         We are admitted to practice law only in the State of California, and we express no opinion concerning any law other than the law of the State of California, the General Corporation Law of the State of Delaware (the "DGCL"), and the federal law of the United States. We express no opinion with respect to any questions of choice of law, choice of venue or conflict of laws.

         We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, (ii) the enforceability of indemnification and contribution provisions, or (iii) the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

         Based on the aforementioned examination and review and subject to the foregoing, we are of the opinion that the shares of Stock have been duly authorized by the Company, are duly and validly issued and are fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein. In giving this consent, we do not thereby agree that we come within the category of persons whose consent is required by the Act or the Rules. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,



/s/ GRAY CARY WARE & FREIDENRICH LLP
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                                                    SCHEDULE 1

                                               SELLING STOCKHOLDERS


                                                                                                                  Number of
                                                                                                                    Shares
Selling Stockholder                                                                                               Registered
-------------------                                                                                              ------------

Alliance Select Investors Series - Biotechnology Portfolio...............................................            250,000
Cisalpina/Putnam USA Opportunities Fund..................................................................             21,700
Putnam Funds Trust - Putnam New Century Growth Fund......................................................             52,450
Putnam Investment Funds - Putnam Worldwide Equity Fund...................................................              1,500
Putnam New Opportunities Fund............................................................................            855,900
Putnam Variable Trust - Putnam VT New Opportunities Fund.................................................            173,200
Putnam Variable Trust - Putnam VT Voyager Fund II........................................................                 50
Putnam Voyager Fund II...................................................................................            140,200
Putnam World Trust II - Putnam New Opportunities (U.S. Aggressive Growth Equity) Fund....................              5,000